Exhibit 10.2

FIRST AMENDMENT

FIRST AMENDMENT, dated as of September 26, 2018 (this “First Amendment”), to the Term Loan Credit Agreement, dated as of August 7, 2018 (as otherwise amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among Brunswick Corporation, a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other Agents party thereto, between the Company and the Administrative Agent, acting on behalf of the Lenders pursuant to the authority set forth in the Existing Credit Agreement.

The Existing Credit Agreement, as amended by this First Amendment, is referred to in this First Amendment as the “Amended Credit Agreement”.

W I T N E S S E T H

WHEREAS, the Company, the Lenders, the Administrative Agent and the other Agents are parties to the Existing Credit Agreement;

WHEREAS, the Company has entered into an Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016, as further amended as of July 13, 2018 and as further amended and restated as of September 26, 2018 (as otherwise amended, supplemented or otherwise modified from time to time, the “Amended and Restated Revolver Credit Agreement”), among the Company, the subsidiary borrowers party thereto, the lenders party thereto,  JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto, whereby the Required Lenders (as defined therein) agreed to approve certain amendments, including but not limited to, the “Approved Amendments” under Schedule 10.02 of the Existing Credit Agreement; and

WHEREAS, pursuant to Section 10.02(e) of the Existing Credit Agreement, the Company and the Administrative Agent (acting pursuant to the authorization of the Lenders set forth therein) are willing to agree to this First Amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.          Defined Terms.  Terms defined in the Existing Credit Agreement and used herein (including, without limitation, in the recitals hereto) shall have the meaning given to them in the Existing Credit Agreement unless otherwise defined herein.

2.          Amendments to the Existing Credit Agreement.

(a)          Amendment to Section 1.01.  Section 1.01 of the Existing Credit Agreement is hereby amended as follows:

(i)          The definition of “Consolidated EBITDA” is hereby amended by replacing the number “$10,000,000” in clause (vi) with the following words: “the greater of (x) $15,000,000 and (y) 2.5% of Consolidated EBITDA for such Test Period”.

(ii)          The definition of “Control” is hereby amended by deleting the last sentence thereof.

(iii)          The definition of “Indebtedness” is hereby amended by deleting the words “are not more than 45 days past due or”.

(iv)          The definition of “Material Indebtedness” is hereby amended by replacing the number “$50,000,000” with the number “$100,000,000”.

(b)          Amendment to Section 3.04.  Section 3.04(a) of the Existing Credit Agreement is hereby amended by deleting the last sentence thereof.

(c)          Amendment to Section 3.14.  Section 3.14 of the Existing Credit Agreement is hereby deleted and replaced with the word “[Reserved]”.

(d)          Amendment to Section 5.01.  Section 5.01 of the Existing Credit Agreement is hereby amended as follows:

(i)          Section 5.01(j) is hereby deleted and replaced with the words “[reserved]; and”.

(ii)          Section 5.01(k) is hereby amended by replacing the words “or any Lender” with the words “(or any Lender through the Administrative Agent)”.

(e)          Amendment to Section 5.02.  Section 5.02 of the Existing Credit Agreement is hereby amended as follows:

(i)          Sections 5.02(b) and (c) are each hereby deleted and replaced with the word “[reserved];”.

(ii)          Section 5.02(d) is hereby deleted and replaced with the words “[reserved]; and”.

(f)          Amendment to Section 5.04.  Section 5.04 of the Existing Credit Agreement is hereby amended by (i) deleting the words “and Other Obligations” from the title and (ii) deleting the words “Material Indebtedness and all other material liabilities, including”.

(g)          Amendment to Section 5.05.  Section 5.05 of the Existing Credit Agreement is hereby amended by (i) adding the following words at the end of clause (b): “, in each case, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect”; and (ii) deleting the last sentence thereto.

(h)          Amendment to Section 5.06.  Section 5.06 of the Existing Credit Agreement is hereby amended by, immediately after the words “as often as reasonably requested”, adding the following words “(but in no event more frequently than one time a year unless an Event of Default has occurred and is continuing)”.

(i)          Amendment to Section 5.07.  Section 5.07(c) of the Existing Credit Agreement is hereby deleted and replaced with the word “[Reserved].”

(j)          Amendment to Section 6.01.  Section 6.01 of the Existing Credit Agreement is hereby amended by replacing the language therein, in its entirety, with the following language:

“The Company will not permit any of its Subsidiaries (other than any Loan Party) to create, incur or suffer to exist any Indebtedness, except:

(a)          [reserved]

(b)          Indebtedness of Subsidiaries existing on the date hereof and set forth on Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c)          Indebtedness of any Subsidiary to the Company or any other Subsidiary;

(d)          Guarantees by any Subsidiary of Indebtedness of the Company or any other Subsidiary, provided that the Indebtedness so Guaranteed is permitted or not prohibited by this Section 6.01;

(e)          Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of (x) $115,000,000 and (y) 5% of Total Assets at the time of incurrence (and after giving effect thereto and to related acquisitions and dispositions of assets), as determined based on the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b);

(f)          Indebtedness which represents an extension, refinancing, replacement or renewal of any of the Indebtedness described in clauses (b), (e), (j), (k), (l) or (u) hereof; provided that, (i) the principal amount of such Indebtedness is not increased (except to the extent used to finance accrued interest and premium (including tender or make-whole premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (ii) any Liens securing such Indebtedness are not extended to any additional property the Company or any of its Subsidiaries or, if the original Indebtedness was unsecured, then the refinancing, renewal or extension Indebtedness shall be unsecured (other than with Available Collateral), (iii) no Subsidiary that was not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto and (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed;

(g)          Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h)          Indebtedness of any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i)          Indebtedness of any Subsidiary that owns Available Collateral incurred to refinance in whole or in part Existing 2021 Notes or for any other purpose (it being understood that the proceeds of any such Indebtedness incurred to refinance Existing 2021 Notes may be deposited in an account subject to control arrangements in favor of the trustee under the 2013 Existing Notes Indenture reasonably satisfactory to the Administrative Agent pending the application of such proceeds to refinance such Existing 2021 Notes); provided that the aggregate principal amount of Indebtedness at any time outstanding in reliance on this paragraph (i) (net of the amount of any proceeds on deposit in any control account as described above) shall not, when taken together with (1) the aggregate outstanding principal amount of the Existing 2021 Notes (or any refinancing or replacement of the Existing 2021 Notes incurred in reliance on paragraph (f) above (disregarding any principal amount in excess of the original principal amount thereof permitted to be incurred pursuant to the parenthetical contained in clause (i) of such paragraph (f)), other than a refinancing or replacement that can be incurred under clause (j) below, which shall be deemed to use the basket under clause (j) and not the basket under this clause (i)), and (2) the aggregate amount of sale and leaseback transactions consummated pursuant to clause (ii) or (iii) of Section 6.07, exceed $300,000,000; provided further that immediately after giving effect on a Pro Forma Basis to the incurrence of any Indebtedness pursuant to this paragraph (i), no Default or Event of Default shall have occurred and be continuing;

(j)          [reserved];

(k)          Indebtedness of Foreign Subsidiaries or of Foreign Holdcos; provided that the aggregate principal amount of Indebtedness permitted by this paragraph (k), together with the aggregate amount of sale and leaseback transactions consummated pursuant to clause (iv) of Section 6.07, at any time outstanding shall not exceed the greater of (x) $150,000,000 and (y) 6.0% of the aggregate assets held by, or related to, the Foreign Subsidiaries of the Company determined at the time of incurrence (and after giving effect thereto and to related acquisitions and dispositions of assets), as determined based on the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery of financial statements, in the financial statements referred to in Section 3.04(a));

(l)          Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (l) at any time outstanding shall not exceed $35,000,000;

(m)          Indebtedness arising out of Capital Leases incurred in connection with sale and leaseback transactions permitted by Section 6.07;

(n)          [reserved];

(o)          Indebtedness arising out of customer deposits in the ordinary course of business;

(p)          Indebtedness with respect to surety bonds and similar arrangements incurred in the ordinary course of business;

(q)          Indebtedness arising in connection with (i) any Permitted Foreign Securitization or (ii) any Permitted Floorplan Vehicle Transaction;

(r)          [reserved];

(s)          Guarantees of obligations of Persons other than Subsidiaries;

(t)          other Indebtedness, when aggregated with the outstanding principal amount of obligations secured pursuant to Section 6.02(n) and the aggregate amount of sale and leaseback transactions consummated under Section 6.07(i), not to exceed the greater of (x) $50,000,000 and (y) 2.0% of Total Assets at the time of incurrence (and after giving effect thereto and to related acquisitions and dispositions of assets), as determined based on the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b);

(u)          Indebtedness of any Subsidiary that owns a Fond du Lac Facility, including the Fond du Lac Existing Indebtedness, that is secured by assets included in the Fond du Lac Facility; provided that the aggregate principal amount of Indebtedness permitted by this paragraph (u), together with the aggregate amount of sale and leaseback transactions consummated pursuant to clause (v) of Section 6.07 and the aggregate amount of any refinancing Indebtedness in respect of such Indebtedness incurred in reliance on paragraph (f) above, shall not exceed $30,000,000 at any time outstanding; and

(v)          Floorplan Receivables Permitted Indebtedness.”

(k)          Amendment to Section 6.02.  Section 6.02 of the Existing Credit Agreement is hereby amended as follows:

(i)          Section 6.02(d) is hereby amended to add the words “(including debt of the type referred to in Section 6.01(e) incurred by the Company)” after the reference to Section 6.01(e) therein.

(ii)          Section 6.02(e) is hereby amended to add the words “(including debt of the type referred to in Section 6.01(l) incurred by the Company)” after the reference to Section 6.01(l) therein.

(iii)          Section 6.02(h) is hereby amended to add the words “(including debt of the type referred to in Section 6.01(k) incurred by the Company)” after the reference to Section 6.01(k) therein.

(iv)          Section 6.02(i) is hereby amended to add the words “(including debt of the type referred to in Section 6.01(i) incurred by the Company)” after the reference to Section 6.01(i) therein.

(v)          Section 6.02(m) is hereby amended to delete the words “securing Indebtedness permitted pursuant to Section 6.01(r)” therein.

(vi)          Section 6.02(n) is hereby amended by replacing the language therein, it its entirety, with the following language: “other Liens securing obligations in an aggregate amount outstanding, when aggregated with the outstanding principal amount of obligations secured pursuant to Section 6.01(t) and the aggregate amount of sale and leaseback transactions consummated under Section 6.07(i), at any time not in excess of the greater of (x) $50,000,000 and (y) 2.0% of Total Assets at the time of incurrence (and after giving effect thereto and to related acquisitions and dispositions of assets), as determined based on the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b);”.

(vii)          Section 6.02(o) is hereby amended to add the words “(including debt of the type referred to in Section 6.01(u) incurred by the Company)” after the reference to Section 6.01(u) therein.

(l)          Amendment to Section 6.03.  Section 6.03(a) of the Existing Credit Agreement is hereby amended by replacing the language therein, in its entirety, with the following language:

“The Company will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a whole, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving entity, (ii) any Subsidiary may merge or liquidate into any other Subsidiary, (iii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, (iv) the Company may merge into, or consolidate with, another Person, provided that (x) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company will expressly assume all the obligations of the Company under this Agreement and the Loan Documents to which it is a party by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments in form reasonably satisfactory to the Administrative Agent; (y) at the time and immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and (z) the Company shall have delivered to the Administrative Agent (i) certificates, corporate documentation and other information of the type referred to in Section 4.01(b) and (d) and (ii) a certificate signed by a Financial Officer and a legal opinion each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph.”

(m)          Amendment to Section 6.04.  Section 6.04 of the Existing Credit Agreement is hereby deleted and replaced with the word “[Reserved].”

(n)          Amendment to Section 6.05.  Section 6.05 of the Existing Credit Agreement is hereby modified to delete the words “permitted by Section 6.04(m)”.

(o)          Amendment to Section 6.07.  Section 6.07 of the Existing Credit Agreement is hereby amended by replacing the language in clause (i), in its entirety, with the following language:

“any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, provided that the aggregate amount of sale and leaseback transactions consummated pursuant to this clause (i) shall not exceed (x) $100,000,000 plus (y) an amount, when aggregated with the outstanding principal amount of obligations incurred pursuant to Section 6.01(t) and obligations secured pursuant 6.02(n), shall not exceed the greater of (x) $50,000,000 and (y) 2.0% of Total Assets at the time of incurrence (and after giving effect thereto and to related acquisitions and dispositions of assets), as determined based on the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b),”.

(p)          Amendment to Section 6.09.  Section 6.09 of the Existing Credit Agreement is hereby deleted and replaced with the word “[Reserved].”

(q)          Amendment to Section 6.12.  Section 6.12 of the Existing Credit Agreement is hereby deleted and replaced with the word “[Reserved].”

(r)          Amendment to Section 6.13.  Section 6.13 of the Existing Credit Agreement is hereby deleted and replaced with the word “[Reserved].”

(s)          Amendment to the Schedules.  Schedules 5.02(d), 6.04 and 6.09 of the Existing Credit Agreement are each hereby deleted and replaced with the word “[Reserved].”

3.          Conditions to Effectiveness of this First Amendment.  This First Amendment shall become effective (the date of such effectiveness, the “First Amendment Effective Date”) upon the satisfaction of or waiver by the Administrative Agent of the following conditions:

(a)          Execution of Counterparts.  This First Amendment shall have been executed and delivered by the Company and the Administrative Agent.

(b)          Representations and Warranties.  After giving effect to this First Amendment, each of the representations and warranties made by the Company in Section 4 hereof shall be true and correct.

(c)          Fees.  All fees required to be paid on the First Amendment Effective Date and reasonable out-of-pocket expenses required to be paid on the First Amendment Effective Date, in each case to the extent invoiced at least two business days prior to the First Amendment Effective Date (except as otherwise reasonably agreed by the Company) and to the extent such fees and expenses are required to be paid pursuant to Section 10.03 of the Existing Credit Agreement, shall be paid substantially concurrently with the effectiveness of this First Amendment.

(d)          No Default.  No Default or Event of Default has occurred and is continuing immediately after giving effect to the amendments contemplated herein.

(e)          Amended and Restated Revolver Credit Agreement.  All of the conditions precedent to effectiveness of the Amended and Restated Revolver Credit Agreement set forth in Section 4.01 therein shall have been satisfied or shall be satisfied concurrently with the First Amendment Effective Date.

4.          Representation and Warranties.  To induce the Administrative Agent and the Lenders to enter into this First Amendment, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

(a)          This First Amendment has been duly authorized, executed and delivered by it and this First Amendment and the Amended Credit Agreement each constitute its valid and binding obligation, enforceable against it in accordance with its terms.

(b)          Immediately after giving effect to this First Amendment, the representations and warranties of the Company set forth in Article III of the Amended Credit Agreement (but excluding the representations and warranties set forth in Sections 3.04(b) and 3.06(a) thereof) are true and correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the First Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific date).

(c)          No Default or Event of Default has occurred and is continuing immediately after giving effect to the amendments contemplated herein.

5.          Effect.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect.  After the date hereof, any reference in the Loan Documents to the Existing Credit Agreement shall mean the Amended Credit Agreement.

6.          Counterparts.  This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

7.          Severability.  Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.          Integration.  This First Amendment shall constitute a Loan Document.  This First Amendment and the other Loan Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.          GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BRUNSWICK CORPORATION

By:	/s/ Randall S. Altman
Name: Randall S. Altman
Title: VP & Treasurer

[Signature Page to Brunswick Term Loan Credit Agreement First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Anna Kostenko
Name: Anna Kostenko
Title: Vice President

[Signature Page to Brunswick Term Loan Credit Agreement First Amendment]